Exhibit 10.10

First Lien Intercreditor Agreement Supplement

SUPPLEMENT NO. 5 dated as of March 5, 2026 (this “Supplement”), to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of April 23, 2024 (the “First Lien Intercreditor Agreement”), among Endo LP (f/k/a Endo, Inc.) (“Holdings”), Endo Finance Holdings LP (f/k/a Endo Finance Holdings, Inc.) (“Borrower”), the other Grantors party thereto, Goldman Sachs Bank USA, as collateral agent for the Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Bank Collateral Agent”), and Computershare Trust Company, National Association, as collateral agent for the Indenture Secured Parties (in such capacity and together with its successors in such capacity, the “Notes Collateral Agent”), and each Additional Agent from time to time party thereto.
A    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.
B.    The Grantors have entered into the First Lien Intercreditor Agreement. Section 5.16 of the First Lien Intercreditor Agreement provides that Subsidiaries may become party to the First Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiaries listed on Schedules I and II attached hereto (each a “New Grantor” and, if multiple, collectively the “New Grantors”) are each executing this Supplement in accordance with the requirements of the Credit Agreement, the Indenture and the Additional First Lien Documents.
Accordingly, the Controlling Collateral Agent and each New Grantor agree as follows:
SECTION 1.    In accordance with Section 5.16 of the First Lien Intercreditor Agreement, each New Grantor by its signature below becomes a Grantor under the First Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and each New Grantor hereby agrees to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the First Lien Intercreditor Agreement shall be deemed to include the New Grantors. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.
SECTION 2.    Each New Grantor represents and warrants to the Controlling Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
SECTION 3.    This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Controlling Collateral Agent shall have received a counterpart of this Supplement that bears the signature of each New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement. Delivery of an executed signature page to this Supplement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Supplement. Delivery of an executed counterpart of a signature page of this Supplement that is an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record (an “Electronic Signature”) transmitted by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Supplement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Supplement shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.
SECTION 4.    Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.
SECTION 5.    THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 6.    In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7.    All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Company as specified in the First Lien Intercreditor Agreement.
SECTION 8.    The Borrower agrees to reimburse the Controlling Collateral Agent for its reasonable and documented out of pocket expenses in connection with this Supplement, including the reasonable and documented fees, other charges and disbursements of counsel for the Controlling Collateral Agent; provided that in no event shall the Borrower be required to reimburse the Controlling Collateral Agent for more than one counsel (and up to one local counsel in each applicable jurisdiction and regulatory counsel).
[Signature pages follow]

IN WITNESS WHEREOF, the New Grantors, and the Controlling Collateral Agent have duly executed this Supplement No. 5 to the First Lien Intercreditor Agreement as of the day and year first above written.
Mallinckrodt Finance Management Ireland
Limited
By: /s/ Alasdair Fenlon _________
Name: Alasdair Fenlon
Title: Director
[Signature Page to First Lien Intercreditor Agreement Joinder Supplement No. 5]

Acknowledged by:
GOLDMAN SACHS BANK USA, as Controlling Collateral Agent,
By: /s/ Luke Qiu
    Name: Luke Qiu
    Title: Authorized Signatory

[Signature Page to First Lien Intercreditor Agreement Joinder Supplement No. 5]

Schedule I

Domestic Joinder Parties

Company	Jurisdiction of Organization	Type of Organization
N/A	N/A	N/A

Schedule II

Foreign Joinder Parties

Company	Jurisdiction of Organization	Type of Organization
Mallinckrodt Finance Management Ireland Limited	Ireland	Private Limited Company